EXHIBIT 4
                                                                     Page 1 of 4

                         CENTRAL POWER AND LIGHT COMPANY
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED DECEMBER 31, 1999


                                                 Retail               Wholesale
                                                --------              ---------


Weighted Cost of Capital (Annualized)           0.063574              0.064287
Average Days Outstanding                           38.09                 25.94
                                                --------              ---------
Weighted Cost of Capital (Average
  Days Outstanding)                             0.006632              0.004566
Collection Experience Factor                    0.004517              0.000000
gency Fee Rate                                  0.020000              0.020000
                                                --------              ---------

Total Discount Factor                           0.031149              0.024566
                                                ========              =========






ASSUMPTIONS

INTEREST RATE                                    5.7667%
RETAIL ROCE                                      10.9000%
WHOLESALE ROCE                                   11.7841%
TAX RATE                                         38.0000%
DEBT RATIO                                       95.0000%
EQUITY RATIO                                     5.0000%

                                                                       EXHIBIT 4
                                                                     Page 2 of 4

                           PUBLIC SERVICE COMPANY OF OKLAHOMA
                                  DISCOUNT CALCULATION
                          THREE MONTHS ENDED DECEMBER 31, 1999




                                                  Retail               Wholesale
                                                  --------             --------


Weighted Cost of Capital (Annualized)            0.063654             0.064287
Average Days Outstanding                            41.00                32.11
                                                  --------             --------
Weighted Cost of Capital (Average
  Days Outstanding)                               0.007149             0.005652
Collection Experience Factor                      0.002252             0.000000
Agency Fee Rate                                   0.020000             0.020000
                                                  --------             --------

Total Discount Factor                             0.029401             0.025652
                                                  ========             ========






ASSUMPTIONS


INTEREST RATE                                      5.7667%
RETAIL ROCE                                       11.0000%
WHOLESALE ROCE                                    11.7841%
TAX RATE                                          38.0000%
DEBT RATIO                                        95.0000%
EQUITY RATIO                                       5.0000%

                                                                      EXHIBIT  4
                                                                     Page 3 of 4

                           SOUTHWESTERN ELECTRIC POWER COMPANY
                                  DISCOUNT CALCULATION
                          THREE MONTHS ENDED DECEMBER 31, 1999




                                      Arkansas   Louisiana   Texas     Wholesale
                                      --------   ---------  ---------  ---------


Weighted Cost of Capital (Annualized)  0.064754   0.065702   0.067445   0.064287
Average Days Outstanding                  42.95      45.65      41.58      24.40
                                      ---------  ---------  ---------  ---------
Weighted Cost of Capital
  (Average Days Outstanding)           0.007626   0.008216   0.007686   0.004294
Collection Experience Factor           0.003838   0.003223   0.003393   0.000000
Agency Fee Rate                        0.020000   0.020000   0.020000   0.020000
                                      ---------  ---------  ---------  ---------

Total Discount Factor                  0.031464   0.031439   0.031079   0.024294
                                      =========  =========  =========  =========






ASSUMPTIONS

INTEREST RATE                           5.7667%    5.7667%    5.7667%
ROCE                                   12.3641%   13.5391%   15.7000%   11.7841%
TAX RATE                               38.0000%   38.0000%   38.0000%
DEBT RATIO                             95.0000%   95.0000%   95.0000%
EQUITY RATIO                            5.0000%    5.0000%    5.0000%

                                                                      EXHIBIT  4
                                                                     Page 4 of 4

                          WEST TEXAS UTILITIES COMPANY
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED DECEMBER 31, 1999



                                                Retail                Wholesale
                                                --------              ---------


Weighted Cost of Capital (Annualized)          0.063956               0.064287
Average Days Outstanding                          47.69                  29.31
                                               --------               ---------
Weighted Cost of Capital
  (Average Days Outstanding)                   0.008356               0.005159
Collection Experience Factor                   0.003335               0.000000
Agency Fee Rate                                0.020000               0.020000
                                               --------               ---------

Total Discount Factor                          0.031691               0.025159
                                               ========               =========






ASSUMPTIONS

INTEREST RATE                                    5.7667%
RETAIL ROCE                                     11.3750%
WHOLESALE ROCE                                  11.7841%
TAX RATE                                        38.0000%
DEBT RATIO                                      95.0000%
EQUITY RATIO                                     5.0000%